     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2000



                                                      REGISTRATION NO. 333-96119

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                                       WEEKLY READER
             WRC MEDIA INC.                             CORPORATION                          COMPASSLEARNING, INC.
 (Exact name of Registrant as specified    (Exact name of Registrant as specified    (Exact name of Registrant as specified
                   in                                        in                                        in
              its charter)                              its charter)                              its charter)

                DELAWARE                                  DELAWARE                                  DELAWARE
    (State or other jurisdiction of           (State or other jurisdiction of           (State or other jurisdiction of
             incorporation                             incorporation                             incorporation
            or organization)                          or organization)                          or organization)

                                                                                                      7372
                  2731                                      2721                          (Primary Standard Industrial
      (Primary Standard Industrial              (Primary Standard Industrial                     Classification
         Classification Number)                    Classification Number)                           Number)

               13-4066536                                13-3603780                                13-4066535
(I.R.S. Employer Identification Number)   (I.R.S. Employer Identification Number)   (I.R.S. Employer Identification Number)
----------------------------------------------------------------------------------------------------------------------------

             WRC MEDIA INC.                      WEEKLY READER CORPORATION                   COMPASSLEARNING, INC.
    1 ROCKEFELLER PLAZA, 32ND FLOOR           1 ROCKEFELLER PLAZA, 32ND FLOOR           1 ROCKEFELLER PLAZA, 32ND FLOOR
           NEW YORK, NY 10020                        NEW YORK, NY 10020                        NEW YORK, NY 10020
             (212) 582-6700                            (212) 582-6700                            (212) 582-6700

    (Address, including zip code, and telephone number, including area code, of each Registrant's principal executive offices)
                         ------------------------------

                             MARTIN E. KENNEY, JR.
                    CHIEF EXECUTIVE OFFICER, WRC MEDIA INC.
                    DIRECTOR, WRC MEDIA INC., WEEKLY READER
                     CORPORATION AND COMPASSLEARNING, INC.
                        1 ROCKEFELLER PLAZA, 32ND FLOOR
                               NEW YORK, NY 10020
                                 (212)582-6700
                  (Address, including zip code, and telephone
                      number, including area code, of each
                        Registrant's agent for service)
                         ------------------------------

                                   COPIES TO:
                            JULIE T. SPELLMAN, ESQ.
                            CRAVATH, SWAINE & MOORE
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                         ------------------------------

NAMES OF ADDITIONAL REGISTRANTS         STATE OR OTHER JURISDICTION OF    I.R.S. EMPLOYER
AS SPECIFIED IN THEIR CHARTERS          INCORPORATION OR ORGANIZATION    IDENTIFICATION NO.
-------------------------------         ------------------------------   ------------------
Lifetime Learning Systems, Inc.                     Delaware                 13-3783276
American Guidance Service, Inc.                    Minnesota                 41-0802162
AGS International Sales, Inc.                      Minnesota                 41-0982023
World Almanac Education Group, Inc.                 Delaware                 13-3603781
Funk & Wagnalls Yearbook Corp.                      Delaware                 13-3603787
Gareth Stevens, Inc.                               Wisconsin                 39-1462742

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware provides that WRC Media Inc., CompassLearning, Inc. and Weekly Reader Corporation have the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; PROVIDED that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper.

    WRC Media Inc., CompassLearning, Inc. and Weekly Reader Corporation's (collectively the "CORPORATION") bylaws provide that subject to Section 3 of
Article VII of the bylaws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

    Subject to Section 3 of Article VII of the bylaws, the Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Any indemnification under Article VII of the bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VII of the bylaws, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

    For purposes of any determination under Section 3 of Article VII of the bylaws, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in Section 4 of Article VII of the bylaws shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of Section 4 of Article VII of the bylaws shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in
Section 1 or 2 of Article VII of the bylaws, as the case may be.

    Notwithstanding any contrary determination in the specific case under
Section 3 of Article VII of the bylaws, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of Article VII of the bylaws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 1 or 2 of Article VII of the bylaws, as the case may be. Neither a contrary determination in the specific case under
Section 3 of Article VII of the bylaws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to Section 5 of the bylaws shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

    Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in Article VII of the bylaws.

    The indemnification and advancement of expenses provided by or granted pursuant to Article VII of the bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such director's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of Article VII of the bylaws shall be made to the fullest extent permitted by law. The provisions of Article VII of the bylaws shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of Article VII of the bylaws but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise.

    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of Article VII of the bylaws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
 1.1                    Purchase Agreement dated November 10, 1999 among WRC Media
                        Inc., Weekly Reader Corporation and CompassLearning, Inc.

 2.1                    Redemption, Stock Purchase and Recapitalization Agreement
                        dated August 13, 1999 among WRC Media Inc. and Primedia Inc.

 3.1                    Articles of Incorporation of WRC Media Inc.

 3.2                    Bylaws of WRC Media Inc.

 3.3                    Articles of Incorporation of Weekly Reader Corporation

 3.4                    Bylaws of Weekly Reader Corporation

 3.5                    Articles of Incorporation of CompassLearning, Inc.

 3.6                    Bylaws of CompassLearning, Inc.

 3.7                    Articles of Incorporation of Lifetime Learning Systems, Inc.

 3.8                    Bylaws of Lifetime Learning Systems, Inc.

 3.9                    Articles of Incorporation of American Guidance Service, Inc.

 3.10                   Bylaws of American Guidance Service, Inc.

 3.11                   Articles of Incorporation of AGS International Sales, Inc.

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
 3.12                   Bylaws of AGS International Sales, Inc.

 3.13                   Articles of Incorporation of World Almanac Education Group,
                        Inc.

 3.14                   Bylaws of World Almanac Education Group, Inc.

 3.15                   Articles of Incorporation of Funk & Wagnalls Yearbook Corp.

 3.16                   Bylaws of Funk & Wagnalls Yearbook Corp.

 3.17                   Articles of Incorporation of Gareth Stevens, Inc.

 3.18                   Bylaws of Gareth Stevens, Inc.

 4.1                    Indenture dated November 17, among WRC Media Inc., Weekly
                        Reader Corporation, CompassLearning, Inc. and Bankers Trust
                        Company

 4.2                    Registration Rights Agreement dated November 17, 1999 among
                        WRC Media Inc., Weekly Reader Corporation, CompassLearning,
                        Inc., Primedia Reference Inc., Funk & Wagnalls Yearbook
                        Corp., Lifetime Learning Systems, Inc., Gareth Stevens,
                        Inc., American Guidance Service, Inc. and AGS International
                        Sales, Inc.

 4.3                    Certificate of Designations, Preferences and Rights of 15%
                        Senior Preferred Stock due 2011 of WRC Media Inc.

 4.4                    WRC Media Inc. Preferred Stockholders Agreement dated
                        November 17, 1999 between WRC Media Inc., Weekly Reader
                        Corporation and CompassLearning, Inc. and the preferred shareholders listed on the signature pages thereto

 4.5                    Form of Note

 4.6                    Certificate of Preferred Stock

 5.1                    Opinion of Cravath, Swaine & Moore regarding the legality of the new notes and the new senior preferred stock

 10.1                   Note Agreement, dated as of July 13, 1999, among
                        CompassLearning, Inc. (as successor by merger to EAC I
                        Inc.), The Northwestern Mutual Life Insurance Company and
                        SGC Partners II L.L.C.

 10.2                   Stock Purchase Agreement, dated July 13, 1999, among
                        Software Systems Corp., Sylvan Learning Systems, Inc.,
                        Pyramid Ventures, Inc., GE Capital Equity Investments, Inc.
                        and CompassLearning, Inc. (as successor by merger to EAC I
                        Inc.)

 10.3                   Credit Agreement dated November 17, 1999 among Weekly Reader
                        Corporation, CompassLearning, Inc., WRC Media Inc., DLJ
                        Capital Funding, Inc., Bank of America, N.A. and General
                        Electric Capital Corporation

 10.4                   Security and Pledge Agreement dated November 17, 1999 among
                        Weekly Reader Corporation, CompassLearning, Inc., WRC Media
                        Inc., Primedia Reference Inc., American Guidance Service
                        Inc., Lifetime Learning Systems, Inc., AGS International
                        Sales, Inc., Funk & Wagnalls Yearbook Corp. and Gareth
                        Stevens, Inc.

 10.5                   Subsidiary Guaranty dated November 17, 1999 among Primedia
                        Reference Inc., American Guidance Service Inc., Lifetime
                        Learning Systems, Inc., AGS International Sales, Inc., Funk
                        & Wagnalls Yearbook Corp. and Gareth Stevens, Inc.

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
 10.6                   Stockholders Agreement dated November 17, 1999 among Weekly
                        Reader Corporation, CompassLearning, Inc., WRC Media Inc.,
                        EAC III L.L.C., Donaldson, Lufkin & Jenrette and Banc of
                        America Securities

 10.7                   Shareholders Agreement dated as of November 17, 1999 among
                        WRC Media, Weekly Reader Corporation and PRIMEDIA, Inc.

 10.8                   Employment Agreement dated as of the 17th day of November,
                        1999 among WRC Media Inc., EAC III L.L.C., CompassLearning,
                        Inc. and Martin E. Kenney, Jr.

 10.9 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Terry Bromberg

 10.10 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Peter Bergen

 10.11 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Robert Jackson

 10.12 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Kenneth Slivken

 10.13 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Sandy Maccarone

 10.14                  Employment Agreement dated as of the 17th day of November,
                        1999 among Weekly Reader Corporation and Thaddeus Kozlowski

 10.15 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Eric Ecker

 10.16 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Lester Rackoff

 10.17                  Employment Agreement dated as of the 14th day of July, 1999 among CompassLearning, Inc. and Therese K. Crane

 10.18                  Employment Agreement dated as of the 14th day of July, 1999 among CompassLearning, Inc. and Joyce F. Russell

 10.19 Employment Agreement dated as of the 17th day of November, 1999 among American Guidance Service Inc. and Larry
                        Rutkowski

 10.20                  Employment Agreement dated as of the 17th day of November,
                        1999 among American Guidance Service, Inc. and Gerald Adams

 10.21 Employment Agreement dated as of the 17th day of November, 1999 among Primedia Reference Inc. and Al De Seta

 10.22 Employment Agreement dated as of the 17th day of November, 1999 among Primedia Reference Inc. and Janice P. Bailey

 10.23                  Employment Agreement dated as of the 14th day of July, 1999 among CompassLearning, Inc. and Nancy Lockwood

 10.24                  Transitional Services Agreement dated as of November 17,
                        1999, among Primedia Inc., WRC Media Inc. and Weekly Reader
                        Corporation

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
 10.25                  Shareholder Agreement dated as of the 17th day of November,
                        1999 among EAC III L.L.C., Therese K. Crane and WRC Media
                        Inc.

 10.26                  Shareholder Agreement dated as of the 17th day of November,
                        1999 among EAC III L.L.C., Peter Bergen, Larry Rutkowski, Al
                        De Seta, Robert Jackson, Kenneth Slivken and WRC Media Inc.

 10.27                  Shareholder Agreement dated as of the 17th day of November,
                        1999 among EAC III L.L.C., Martin Kenney and WRC Media Inc.

 10.28                  Preferred Stock and Warrants Subscription Agreement dated
                        November 17 between WRC Media Inc., Weekly Reader
                        Corporation, CompassLearning, Inc. and the other signatories thereto

 12.1*                  Statement regarding Computation of Ratios of Earnings to
                        Fixed Charges

 21.1                   List of Subsidiaries of the Registrants

 23.1                   Consent of Arthur Andersen LLP

 23.2                   Consent of Deloitte & Touche LLP

 23.3                   Consent of PricewaterhouseCoopers LLP

 23.4                   Consent of Cravath, Swaine & Moore (included in its opinion filed as Exhibit 5.1)

 23.5                   Consent of Simba Information Inc.

 25.1                   Statement of Eligibility of Bankers Trust Corporation under the Trust Indenture Act of 1939, as amended, on Form T-1.

 27.1                   Financial Data Schedule

 99.1                   Letter of Transmittal for Tender of 15% Senior Preferred
                        Stock Due 2011 of WRC Media Inc.

 99.2                   Letter of Transmittal for Tender of 12 3/4% Senior
                        Subordinated Notes Due 2009 of WRC Media Inc., Weekly Reader
                        Corporation, and CompassLearning, Inc.

 99.3                   Notice of Guaranteed Delivery for Tender of 12 3/4% Senior
                        Subordinated Notes Due 2009 of WRC Media Inc., Weekly Reader
                        Corporation, and CompassLearning, Inc.

 99.4                   Notice of Guaranteed Delivery for Tender of 15% Senior
                        Preferred Stock Due 2011 of WRC Media Inc.

 99.5                   Notice of Withdrawal of Tender of 12 3/4% Senior
                        Subordinated Notes Due 2009 of WRC Media Inc., Weekly Reader
                        Corporation, and CompassLearning, Inc.

 99.6                   Notice of Withdrawal of Tender of 15% Senior Preferred Stock
                        Due 2011 of WRC Media Inc.

 99.7                   Form of Letter to Securities Dealers, Commercial Banks,
                        Trust Companies and other Nominees for Tender of all Outstanding 12 3/4% Senior Subordinated Notes Due 2009 of
                        WRC Media Inc., Weekly Reader Corporation and
                        CompassLearning, Inc.

 99.8                   Form of Letter to Securities Dealers, Commercial Banks,
                        Trust Companies and other Nominees for Tender of all
                        Outstanding 15% Senior Preferred Stock Due 2011 of WRC Media
                        Inc.

 99.9                   Form of Letter to Clients for 12 3/4% Senior Subordinated
                        Notes Due 2009 of WRC Media Inc.

 99.10                  Form of Letter to Clients for 15% Senior Preferred Stock Due
                        2011 of WRC Media Inc.

 99.11                  Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form 99


* Filed herewith.

ITEM 22. UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes (i) to respond to requests for information that are incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes information in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

    Each of the undersigned Registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    Each of the undersigned Registrants hereby undertakes that every prospectus:
(i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 3RD DAY OF MARCH, 2000.


                                                       WRC MEDIA INC.,

                                                       By:  /s/ MARTIN E. KENNEY, JR.
                                                            -----------------------------------------
                                                            Name: Martin E. Kenney, Jr.
                                                            Title:  CHIEF EXECUTIVE OFFICER


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 3RD DAY OF MARCH, 2000.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------              Chief Executive Officer/Director
                Martin E. Kenney, Jr.

                          *
     -------------------------------------------                          Director
                 Timothy C. Collins

                          *
     -------------------------------------------                          Director
                  D. Ronald Daniel

                          *
     -------------------------------------------                     Director/Secretary
                  Charles L. Laurey

                          *
     -------------------------------------------                     Director/Treasurer
                   Robert S. Lynch

                          *
     -------------------------------------------                          Director
                    James N. Lane

                          *
     -------------------------------------------                          Director
               William F. Dawson, Jr.

                          *
     -------------------------------------------                       Vice-Chairman
                   Ralph D. Caulo



*By:  /s/ CHARLES L. LAUREY
      --------------------------------------
      Charles L. Laurey
      ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 3RD DAY OF MARCH, 2000.



                                                       WEEKLY READER CORPORATION,

                                                       By:  /s/ PETER E. BERGEN
                                                            -----------------------------------------
                                                            Name: Peter E. Bergen
                                                            Title:  PRESIDENT



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 3RD DAY OF MARCH, 2000.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------             President/Chief Executive Officer
                   Peter E. Bergen

                          *
     -------------------------------------------                  Chief Financial Officer
                   Lester Rackoff

                          *
     -------------------------------------------                          Chairman
                  D. Ronald Daniel

                          *
     -------------------------------------------                          Director
                 Timothy C. Collins

                          *
     -------------------------------------------                     Director/Secretary
                  Charles L. Laurey

                          *
     -------------------------------------------                     Director/Treasurer
                   Robert S. Lynch

                          *
     -------------------------------------------             Director/Executive Vice President
                Martin E. Kenney, Jr.

                          *
     -------------------------------------------                          Director
                    James N. Lane

                          *
     -------------------------------------------                          Director
               William F. Dawson, Jr.



*By:  /s/ CHARLES L. LAUREY
      --------------------------------------
      Charles L. Laurey
      ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 3RD DAY OF MARCH, 2000.



                                                       COMPASSLEARNING, INC.,

                                                       By:  /s/ DR. THERESE K. CRANE
                                                            -----------------------------------------
                                                            Name: Dr. Therese K. Crane
                                                            Title:  PRESIDENT



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 3RD DAY OF MARCH, 2000.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------                         President
                Dr. Therese K. Crane
                          *
     -------------------------------------------                  Chief Financial Officer
                  Joyce F. Russell
                          *
     -------------------------------------------                          Director
                 Timothy C. Collins
                          *
     -------------------------------------------                          Director
                  D. Ronald Daniel
                          *
     -------------------------------------------                     Director/Secretary
                  Charles L. Laurey
                          *
     -------------------------------------------                     Director/Treasurer
                   Robert S. Lynch
                          *
     -------------------------------------------             Director/Executive Vice President
                Martin E. Kenney, Jr.
                          *
     -------------------------------------------                          Director
                    James N. Lane
                          *
     -------------------------------------------                          Director
               William F. Dawson, Jr.



*By:  /s/ CHARLES L. LAUREY
      --------------------------------------
      Charles L. Laurey
      ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 3RD DAY OF MARCH, 2000.



                                                       LIFETIME LEARNING SYSTEMS, INC.,

                                                       By:  /s/ PETER E. BERGEN
                                                            -----------------------------------------
                                                            Name: Peter E. Bergen
                                                            Title:  PRESIDENT



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 3RD DAY OF MARCH, 2000.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------             Chief Executive Officer/President
                   Peter E. Bergen

                          *
     -------------------------------------------                  Chief Financial Officer
                   Lester Rackoff

                          *
     -------------------------------------------                          Chairman
                  D. Ronald Daniel

                          *
     -------------------------------------------                          Director
                 Timothy C. Collins

                          *
     -------------------------------------------                     Director/Secretary
                  Charles L. Laurey

                          *
     -------------------------------------------                     Director/Treasurer
                   Robert S. Lynch

                          *
     -------------------------------------------                          Director
                Martin E. Kenney, Jr.

                          *
     -------------------------------------------                          Director
                    James N. Lane

                          *
     -------------------------------------------                          Director
               William F. Dawson, Jr.



*By:  /s/ CHARLES L. LAUREY
      --------------------------------------
      Charles L. Laurey
      ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 3RD DAY OF MARCH, 2000.



                                                       AMERICAN GUIDANCE SERVICE, INC.,

                                                       By:  /s/ LARRY RUTKOWSKI
                                                            -----------------------------------------
                                                            Name: Larry Rutkowski
                                                            Title:  PRESIDENT



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 3RD DAY OF MARCH, 2000.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------             President/Chief Executive Officer
                   Larry Rutkowski

                          *
     -------------------------------------------                  Chief Financial Officer
                   Gerald G. Adams

                          *
     -------------------------------------------                          Chairman
                  D. Ronald Daniel

                          *
     -------------------------------------------                          Director
                 Timothy C. Collins

                          *
     -------------------------------------------                     Director/Secretary
                  Charles L. Laurey

                          *
     -------------------------------------------                     Director/Treasurer
                   Robert S. Lynch

                          *
     -------------------------------------------                          Director
                Martin E. Kenney, Jr.

                          *
     -------------------------------------------                          Director
                    James N. Lane

                          *
     -------------------------------------------                          Director
               William F. Dawson, Jr.



*By:  /s/ CHARLES L. LAUREY
      --------------------------------------
      Charles L. Laurey
      ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 3RD DAY OF MARCH, 2000.



                                                       AGS INTERNATIONAL SALES, INC.,

                                                       By:  /s/ LARRY RUTKOWSKI
                                                            -----------------------------------------
                                                            Name: Larry Rutkowski
                                                            Title:  PRESIDENT



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 3RD DAY OF MARCH, 2000.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------             President/Chief Executive Officer
                   Larry Rutkowski

                          *
     -------------------------------------------                  Chief Financial Officer
                   Gerald G. Adams

                          *
     -------------------------------------------                          Chairman
                  D. Ronald Daniel

                          *
     -------------------------------------------                          Director
                 Timothy C. Collins

                          *
     -------------------------------------------                     Director/Secretary
                  Charles L. Laurey

                          *
     -------------------------------------------                     Director/Treasurer
                   Robert S. Lynch

                          *
     -------------------------------------------                          Director
                Martin E. Kenney, Jr.

                          *
     -------------------------------------------                          Director
                    James N. Lane

                          *
     -------------------------------------------                          Director
               William F. Dawson, Jr.



*By:  /s/ CHARLES L. LAUREY
      --------------------------------------
      Charles L. Laurey
      ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 3RD DAY OF MARCH, 2000.



                                                       WORLD ALMANAC EDUCATION GROUP, INC.,

                                                       By:  /s/ ALFRED DE SETA
                                                            -----------------------------------------
                                                            Name: Alfred De Seta
                                                            Title:  PRESIDENT



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 3RD DAY OF MARCH, 2000.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------                         President
                   Alfred De Seta

                          *
     -------------------------------------------                  Chief Financial Officer
                  Janice P. Bailey

                          *
     -------------------------------------------                          Director
                  D. Ronald Daniel

                          *
     -------------------------------------------                          Director
                 Timothy C. Collins

                          *
     -------------------------------------------                     Director/Secretary
                  Charles L. Laurey

                          *
     -------------------------------------------                     Director/Treasurer
                   Robert S. Lynch

                          *
     -------------------------------------------                          Director
                Martin E. Kenney, Jr.

                          *
     -------------------------------------------                          Director
                    James N. Lane

                          *
     -------------------------------------------                          Director
               William F. Dawson, Jr.



*By:  /s/ CHARLES L. LAUREY
      --------------------------------------
      Charles L. Laurey
      ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 3RD DAY OF MARCH, 2000.



                                                       FUNK & WAGNALLS YEARBOOK CORP.,

                                                       By:  /s/ ALFRED DE SETA
                                                            -----------------------------------------
                                                            Name: Alfred De Seta
                                                            Title:  PRESIDENT



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 3RD DAY OF MARCH, 2000.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *
     -------------------------------------------                         President
                   Alfred De Seta

                          *
     -------------------------------------------                  Chief Financial Officer
                  Janice P. Bailey

                          *
     -------------------------------------------                          Chairman
                  D. Ronald Daniel

                          *
     -------------------------------------------                          Director
                 Timothy C. Collins

                          *
     -------------------------------------------                     Director/Secretary
                  Charles L. Laurey

                          *
     -------------------------------------------                     Director/Treasurer
                   Robert S. Lynch

                          *
     -------------------------------------------             Director/Executive Vice President
                Martin E. Kenney, Jr.

                          *
     -------------------------------------------                          Director
                    James N. Lane

                          *
     -------------------------------------------                          Director
               William F. Dawson, Jr.



*By:  /s/ CHARLES L. LAUREY
      --------------------------------------
      Charles L. Laurey
      ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 3RD DAY OF MARCH, 2000.



                                                       GARETH STEVENS, INC.,

                                                       By:  /s/ ALFRED DE SETA
                                                            -----------------------------------------
                                                            Name: Alfred De Seta
                                                            Title:  PRESIDENT



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 3RD DAY OF MARCH, 2000.



                        NAME                                               TITLE
                        ----                                               -----
                          *
     -------------------------------------------                         President
                   Alfred De Seta

                          *
     -------------------------------------------                  Chief Financial Officer
                  Janice P. Bailey

                          *
     -------------------------------------------                          Director
                 Timothy C. Collins

                          *
     -------------------------------------------                     Director/Secretary
                  Charles L. Laurey

                          *
     -------------------------------------------                     Director/Treasurer
                   Robert S. Lynch

                          *
     -------------------------------------------                          Director
                Martin E. Kenney, Jr.

                          *
     -------------------------------------------                          Director
                    James N. Lane



*By:  /s/ CHARLES L. LAUREY
      --------------------------------------
      Charles L. Laurey
      ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
 1.1                    Purchase Agreement dated November 10, 1999 among WRC Media
                        Inc., Weekly Reader Corporation and CompassLearning, Inc.

 2.1                    Redemption, Stock Purchase and Recapitalization Agreement
                        dated August 13, 1999 among WRC Media Inc. and Primedia Inc.

 3.1                    Articles of Incorporation of WRC Media Inc.

 3.2                    Bylaws of WRC Media Inc.

 3.3                    Articles of Incorporation of Weekly Reader Corporation

 3.4                    Bylaws of Weekly Reader Corporation

 3.5                    Articles of Incorporation of CompassLearning, Inc.

 3.6                    Bylaws of CompassLearning, Inc.

 3.7                    Articles of Incorporation of Lifetime Learning Systems, Inc.

 3.8                    Bylaws of Lifetime Learning Systems, Inc.

 3.9                    Articles of Incorporation of American Guidance Service, Inc.

 3.10                   Bylaws of American Guidance Service, Inc.

 3.11                   Articles of Incorporation of AGS International Sales, Inc.

 3.12                   Bylaws of AGS International Sales, Inc.

 3.13                   Articles of Incorporation of World Almanac Education Group,
                        Inc.

 3.14                   Bylaws of World Almanac Education Group, Inc.

 3.15                   Articles of Incorporation of Funk & Wagnalls Yearbook Corp.

 3.16                   Bylaws of Funk & Wagnalls Yearbook Corp.

 3.17                   Articles of Incorporation of Gareth Stevens, Inc.

 3.18                   Bylaws of Gareth Stevens, Inc.

 4.1                    Indenture dated November 17, among WRC Media Inc., Weekly
                        Reader Corporation, CompassLearning, Inc. and Bankers Trust
                        Company

 4.2                    Registration Rights Agreement dated November 17, 1999 among
                        WRC Media Inc., Weekly Reader Corporation, CompassLearning,
                        Inc., Primedia Reference Inc., Funk & Wagnalls Yearbook
                        Corp., Lifetime Learning Systems, Inc., Gareth Stevens,
                        Inc., American Guidance Service, Inc. and AGS International
                        Sales, Inc.

 4.3                    Certificate of Designations, Preferences and Rights of 15%
                        Senior Preferred Stock due 2011 of WRC Media Inc.

 4.4                    WRC Media Inc. Preferred Stockholders Agreement dated
                        November 17, 1999 between WRC Media Inc., Weekly Reader
                        Corporation and CompassLearning, Inc. and the preferred shareholders listed on the signature pages thereto

 4.5                    Form of Note

 4.6                    Certificate of Preferred Stock

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
 5.1                    Opinion of Cravath, Swaine & Moore regarding the legality of the new notes and the new senior preferred stock

 10.1                   Note Agreement, dated as of July 13, 1999, among
                        CompassLearning, Inc. (as successor by merger to EAC I
                        Inc.), The Northwestern Mutual Life Insurance Company and
                        SGC Partners II L.L.C.

 10.2                   Stock Purchase Agreement, dated July 13, 1999, among
                        Software Systems Corp., Sylvan Learning Systems, Inc.,
                        Pyramid Ventures, Inc., GE Capital Equity Investments, Inc.
                        and CompassLearning, Inc. (as successor by merger to EAC I
                        Inc.)

 10.3                   Credit Agreement dated November 17, 1999 among Weekly Reader
                        Corporation, CompassLearning, Inc., WRC Media Inc., DLJ
                        Capital Funding, Inc., Bank of America, N.A. and General
                        Electric Capital Corporation

 10.4                   Security and Pledge Agreement dated November 17, 1999 among
                        Weekly Reader Corporation, CompassLearning, Inc., WRC Media
                        Inc., Primedia Reference Inc., American Guidance Service
                        Inc., Lifetime Learning Systems, Inc., AGS International
                        Sales, Inc., Funk & Wagnalls Yearbook Corp. and Gareth
                        Stevens, Inc.

 10.5                   Subsidiary Guaranty dated November 17, 1999 among Primedia
                        Reference Inc., American Guidance Service Inc., Lifetime
                        Learning Systems, Inc., AGS International Sales, Inc., Funk
                        & Wagnalls Yearbook Corp. and Gareth Stevens, Inc.

 10.6                   Stockholders Agreement dated November 17, 1999 among Weekly
                        Reader Corporation, CompassLearning, Inc., WRC Media Inc.,
                        EAC III L.L.C., Donaldson, Lufkin & Jenrette and Banc of
                        America Securities

 10.7                   Shareholders Agreement dated as of November 17, 1999 among
                        WRC Media, Weekly Reader Corporation and PRIMEDIA, Inc.

 10.8                   Employment Agreement dated as of the 17th day of November,
                        1999 among WRC Media Inc., EAC III L.L.C., CompassLearning,
                        Inc. and Martin E. Kenney, Jr.

 10.9 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Terry Bromberg

 10.10 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Peter Bergen

 10.11 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Robert Jackson

 10.12 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Kenneth Slivken

 10.13 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Sandy Maccarone

 10.14                  Employment Agreement dated as of the 17th day of November,
                        1999 among Weekly Reader Corporation and Thaddeus Kozlowski

 10.15 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Eric Ecker

 10.16 Employment Agreement dated as of the 17th day of November, 1999 among Weekly Reader Corporation and Lester Rackoff

 10.17                  Employment Agreement dated as of the 14th day of July, 1999 among CompassLearning, Inc. and Therese K. Crane

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
 10.18                  Employment Agreement dated as of the 14th day of July, 1999 among CompassLearning, Inc. and Joyce F. Russell

 10.19 Employment Agreement dated as of the 17th day of November, 1999 among American Guidance Service Inc. and Larry
                        Rutkowski

 10.20                  Employment Agreement dated as of the 17th day of November,
                        1999 among American Guidance Service, Inc. and Gerald Adams

 10.21 Employment Agreement dated as of the 17th day of November, 1999 among Primedia Reference Inc. and Al De Seta

 10.22 Employment Agreement dated as of the 17th day of November, 1999 among Primedia Reference Inc. and Janice P. Bailey

 10.23                  Employment Agreement dated as of the 14th day of July, 1999 among CompassLearning, Inc. and Nancy Lockwood

 10.24                  Transitional Services Agreement dated as of November 17,
                        1999, among Primedia Inc., WRC Media Inc. and Weekly Reader
                        Corporation

 10.25                  Shareholder Agreement dated as of the 17th day of November,
                        1999 among EAC III L.L.C., Therese K. Crane and WRC Media
                        Inc.

 10.26                  Shareholder Agreement dated as of the 17th day of November,
                        1999 among EAC III L.L.C., Peter Bergen, Larry Rutkowski, Al
                        De Seta, Robert Jackson, Kenneth Slivken and WRC Media Inc.

 10.27                  Shareholder Agreement dated as of the 17th day of November,
                        1999 among EAC III L.L.C., Martin Kenney and WRC Media Inc.

 10.28                  Preferred Stock and Warrants Subscription Agreement dated
                        November 17 between WRC Media Inc., Weekly Reader
                        Corporation, CompassLearning, Inc. and the other signatories thereto

 12.1*                  Statement regarding Computation of Ratios of Earnings to
                        Fixed Charges

 21.1                   List of Subsidiaries of the Registrants

 23.1                   Consent of Arthur Andersen LLP

 23.2                   Consent of Deloitte & Touche LLP

 23.3                   Consent of PricewaterhouseCoopers LLP

 23.4                   Consent of Cravath, Swaine & Moore (included in its opinion filed as Exhibit 5.1)

 23.5                   Consent of Simba Information Inc.

 25.1                   Statement of Eligibility of Bankers Trust Corporation under the Trust Indenture Act of 1939, as amended, on Form T-1.

 27.1                   Financial Data Schedule

 99.1                   Letter of Transmittal for Tender of 15% Senior Preferred
                        Stock Due 2011 of WRC Media Inc.

 99.2                   Letter of Transmittal for Tender of 12 3/4% Senior
                        Subordinated Notes Due 2009 of WRC Media Inc., Weekly Reader
                        Corporation, and CompassLearning, Inc.

 99.3                   Notice of Guaranteed Delivery for Tender of 12 3/4% Senior
                        Subordinated Notes Due 2009 of WRC Media Inc., Weekly Reader
                        Corporation, and CompassLearning, Inc.

 99.4                   Notice of Guaranteed Delivery for Tender of 15% Senior
                        Preferred Stock Due 2011 of WRC Media Inc.

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
 99.5                   Notice of Withdrawal of Tender of 12 3/4% Senior
                        Subordinated Notes Due 2009 of WRC Media Inc., Weekly Reader
                        Corporation, and CompassLearning, Inc.

 99.6                   Notice of Withdrawal of Tender of 15% Senior Preferred Stock
                        Due 2011 of WRC Media Inc.

 99.7                   Form of Letter to Securities Dealers, Commercial Banks,
                        Trust Companies and other Nominees for Tender of all Outstanding 12 3/4% Senior Subordinated Notes Due 2009 of
                        WRC Media Inc., Weekly Reader Corporation and
                        CompassLearning, Inc.

 99.8                   Form of Letter to Securities Dealers, Commercial Banks,
                        Trust Companies and other Nominees for Tender of all
                        Outstanding 15% Senior Preferred Stock Due 2011 of WRC Media
                        Inc.

 99.9                   Form of Letter to Clients for 12 3/4% Senior Subordinated
                        Notes Due 2009 of WRC Media Inc.

 99.10                  Form of Letter to Clients for 15% Senior Preferred Stock Due
                        2011 of WRC Media Inc.

 99.11                  Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form 99

------------------------

*   Filed herewith.